UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2006

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Date of Report

(Date of Earliest Event Reported)

The Saint James Company

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(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13738	56-1426581
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(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

4505 Las Virgenes Road Suite 210

Calabasas, California 91302

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(Address of principal executive offices)

(310) 739.5696

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(Registrant's telephone number, including area code)

Radiation Disposal Systems, Inc. (NC) (RDS)

18026 Circa Azul, San Antonio, Texas 78259

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(Former name and former address, if changed since last report)

THE SAINT JAMES COMPANY (NC)

(Formerly known as)

RADIATION DISPOSAL SYSTEMS, INC. (NC)

MINUTES OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS

TIME AND LOCATION

A special meeting of the Board of Directors was called by President and C.E.O. Bruce Cosgrove on Dec 18th 2006 as provided by the bylaws.

DIRECTORS PRESENT

The meeting was called and conducted telephonically with Wayne Gronquist, Esq., Director and Stuart Hamilton, Director and Bruce Cosgrove, President and CEO as provided by the bylaws.

CALL TO ORDER

President and C.E.O called the meeting to order for the purpose of approving The Letter of Purchase to exchange member shares of Saint James Collection, LLC, a Delaware Limited Liability Corporation, with common shares of The Saint James Company, a publicly traded company domiciled in North Carolina.

THE BOARD OF DIRECTORS UNAMIMOUSLY ADOPTED THE FOLLOWING RESOLUTION(S).

RESOLVED, that

1.

Party I.  St. James Collection, LLC (a Delaware Corporation, referred to herein as    “Party I”).

2.

Party II.   (The) St. James Company a (NC) public Company “STJC” (referred to   herein as “Party II”).

3.

Board of Directors.  Party I will have representation on the Party II Board of Directors proportionate to their asset base acquired by Party II in the contemplated exchange.

4.

Shares/Transaction. It is acknowledged that Party II will issue 5,000,000 million of said shares to Party I for acquisition of the Limited Edition Cell Art Collection (Sericels).

RESOLVED, that

The purchase of Limited Edition Cell Art Collection, or Sericels, for 5,000,000 shares of the Saint James Company (NC), contemporaneously creates a reverse merge with approximately 997,000 shares currently Issued and Outstanding.  The assets of Party I have a Fair Market Value of $7.9M and will be booked at $5M by Party II, at a deemed share of $1.00 per share. It is the intent of Party II to operate Party I as a subsidiary.

ADJOURNMENT

There being no further business to come before the meeting, upon motion duly made and unanimously carried, the meeting was adjourned.

CERTIFICATE OF OFFICER

I herby certify that the foregoing minutes of the Special Meeting of the Board of Directors of THE SAINT JAMES COMPANY (NC) (Formerly Known As) RADIATION DISPOSAL SYSTEMS, INC. (NC) constitutes a true and correct copy of the minutes of the meeting.

IN WITNESS HEREUNTO, I have subscribed my name this 18th day of December 2006.

Date: December 21, 2006

/s/ Bruce A Cosgrove

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Bruce A Cosgrove

President  & C.E.O.